UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 21, 2025, Minerva Neurosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 80,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), at a purchase price of $1,000 per share, (ii) tranche A warrants (the “Preferred Tranche A Warrants”) to acquire shares of Series A Preferred Stock (the “Tranche A Warrant Shares”) and (iii) tranche B warrants (the “Preferred Tranche B Warrants,” together with the Preferred Tranche A Warrants, the “Preferred Warrants”) to acquire shares of Series A Preferred Stock (the “Tranche B Warrant Shares,” together with the Tranche A Warrant Shares, the “Preferred Warrant Shares”) for an aggregate offering price of up to $200 million, as further described below. The closing of the Private Placement is expected to take place on or around October 23, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series A Preferred Stock is, subject to the Stockholder Approval (as defined below) and certain beneficial ownership conversion limitations, automatically convertible into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

Each Preferred Tranche A Warrant has an exercise price of $1,000 and may only be exercised for cash. The Preferred Tranche A Warrants are immediately exercisable for an aggregate of 80,000 shares of Series A Preferred Stock for an aggregate cash exercise price of $80 million until the tenth day following the date of the Company’s public announcement that it has achieved, on a statistically significant basis, the primary endpoint of its Phase 3 confirmatory trial of roluperidone in schizophrenia at the 12-week timepoint (the “Milestone Event”).

Each Preferred Tranche B Warrant has an exercise price of $1,000 and may be exercised by a cashless exercise. The Preferred Tranche B Warrants are exercisable for an aggregate of 40,000 shares of Series A Preferred Stock for an aggregate cash exercise price of $40 million commencing on the earlier of (i) the Company’s public announcement of the Milestone Event and (ii) the three year anniversary of the Closing Date (as defined in the Form of Preferred Tranche B Warrant). The Preferred Tranche B Warrants will expire on the four (4)-year anniversary of the Closing Date.

The Preferred Warrants are subject to forfeiture in the event the applicable Investor engages in any Short Sales (as defined in the Securities Purchase Agreement) involving the Company’s securities during the 48-months period following the Closing Date. In addition, the Tranche B Warrant Shares are subject to reduction if the applicable Investor sells or transfers any shares of Series A Preferred Stock or shares of Common Stock received upon conversion of the Series A Preferred Stock before the Exercisability Date (as defined therein), except to affiliates for no consideration.

Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Private Placement will not become convertible until the Company’s stockholders approve the issuance of all Common Stock issuable upon conversion of the Series A Preferred Stock and the Preferred Warrants Shares (the “Stockholder Approval”). On the first (1st) Trading Day (as defined in the Certificate of Designation) following the announcement of the Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into the number of shares of Common Stock, at the conversion price of $2.11 per share, rounded down to the nearest whole share, subject to the terms and limitations contained in the Certificate of Designation, including that shares of Series A Preferred Stock shall not be convertible if the conversion would result in a holder beneficially owning more than 9.99% of the Company’s outstanding shares of Common Stock as of the applicable conversion date.

The Private Placement

The gross proceeds of the Private Placement are estimated to be up to approximately $200 million, before deducting fees paid to the placement agent of the Private Placement and other estimated offering expenses payable by the Company, includes initial upfront gross proceeds of $80 million in exchange for shares of the Series A Preferred Stock, up to an additional $80 million in gross proceeds if all Preferred Tranche A Warrants are exercised, subject to the terms and conditions specified therein, and up to an additional $40 million in gross proceeds if all Preferred Tranche B Warrants are exercised by cash payment upon the achievement of the Milestone Event as described above. The Company intends to use the net proceeds from the Private Placement for financing the confirmatory Phase 3 trial of roluperidone in the treatment of negative symptoms of schizophrenia, including upsizing the trial, preparation and resubmission of its New Drug Application, the readiness of the commercial launch of roluperidone in the United States, if approved, with the remaining proceeds, if any, to be used for working capital and general corporate purposes.

Pursuant to the Securities Purchase Agreement, as soon as practicable following the receipt of the Stockholder Approval (and in any event no later than fifteen (15) days thereafter) (the “Filing Date”), the Company shall file a registration statement on Form S-3 providing for the resale by the Investors of shares of Common

Stock issuable upon conversion of the Registrable Shares (as defined in the Securities Purchase Agreement, as applicable) and to use commercially reasonable efforts to have the registration statement declared effective within twenty-one (21) days following the Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within forty-five (45) days following the Filing Date). The Company further agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Additionally, pursuant to the Securities Purchase Agreement, the Company shall increase the size of its Board of Directors and appoint up to three (3) directors to be designated by Vivo Capital LLC. The Company shall also constitute a scientific advisory board (the “SAB”), the members of which will be mutually agreed by the Company and Vivo Capital LLC. The SAB shall advise on the conduct of the Company’s Phase 3 confirmatory clinical trial of roluperidone.

The securities issued in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series A Preferred Stock, Preferred Warrants, or Preferred Warrant Shares and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The form of each of the Preferred Tranche A Warrant, the Preferred Tranche B Warrant and the Securities Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series A Preferred Stock, the Preferred Warrants, the Preferred Warrant Shares and the terms of the Securities Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Support Agreements

Concurrently with the execution of the Securities Purchase Agreement and as a condition to closing of the Private Placement, certain stockholders of the Company entered into support agreements (the “Support Agreements”) providing, among other things, that such stockholders will vote all of their shares of Common Stock: in favor of (i) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, (ii) an increase to the reserved shares under the Company’s Amended and Restated 2013 Equity Incentive Plan, and (iii) other customary annual stockholder meeting matters (together, the “Proposals”), and against any proposal that conflicts or materially impedes or interferes with the approval of any of the Proposals or that would adversely affect or delay the consummation of the transactions contemplated by the Securities Purchase Agreement.

The form of the Support Agreements is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Support Agreements is subject to, and qualified in its entirety by, the full text of the Support Agreements, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series A Preferred Stock are being sold and, upon exercise the securities underlying the Preferred Warrants, will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Regulation D under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Securities Purchase Agreement, on October 21, 2025, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, designating 200,000 shares of its authorized and unissued preferred stock as Series A Preferred Stock , with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series A Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series A Preferred Stock:

Dividends. Prior to the Stockholder Approval, but following the Issuance Date, the Series A Preferred Stock will be senior to the Common Stock and all other series or classes of stock and equity securities of the Company with respect to dividend rights. Following the Stockholder Approval, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock (other than a stock dividend on the Common Stock payable solely in the form of additional shares of Common Stock). No other dividends shall be paid on shares of the Series A Preferred Stock. Dividends shall be paid only if, when and as declared by the Board.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis as determined by dividing the Original Per Share Price with respect to such shares of Series A Preferred Stock by the Conversion Price. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes the holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date , rounded down to the nearest whole share, (excluding for purposes of the calculation, any securities issued on the Signing Date ) (the “Cap”), which each such holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series A Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis on the proposal related to the Stockholder Approval.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event , the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to (i) two times (2X) the Original Per Share Price, together with any dividends declared but unpaid thereon (the “Liquidation Preference”) plus (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth herein or otherwise) pursuant to Section 4 of the Certificate of Designation immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Liquidation Preference, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series A Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event , the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to the paragraph above shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth herein or otherwise. For the avoidance of doubt, following the Stockholder Approval, there will be no Liquidation Preference on the shares of Series A Preferred Stock.

Redemption. In the event that the Company does not obtain the Stockholder Approval within one (1) year following the Issuance Date , unless prohibited by (i) Delaware law governing distributions to stockholders or (ii) applicable stock exchange rule or regulation, shares of Series A Preferred Stock shall be redeemed by the Company at a price equal to the then Liquidation Preference (the “Redemption Price”) at any time for up to three (3) years following the Issuance Date commencing not more than sixty (60) days after receipt by the Company at any time on or after the one (1) year anniversary of the Issuance Date from the Requisite Holders of written notice (the “Redemption Request”) requesting redemption of all shares of Series A Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, the total number of shares of Series A Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on the Redemption Date Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

The foregoing summary of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 21, 2025, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock

4.1	Form of Preferred Tranche A Warrant

4.2	Form of Preferred Tranche B Warrant

10.1*	Form of Securities Purchase Agreement, dated October 21, 2025, by and among Minerva Neurosciences, Inc. and the purchasers named therein

10.2*	Form of Support Agreement

99.1	Press release dated October 21, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of hereof, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the aggregate amount of proceeds to be received from the Private Placement, the closing of the Private Placement, and the anticipated use of proceeds from the Private Placement; and the appointment of three additional directors with significant schizophrenia clinical trial experience and formation of the SAB. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 25, 2025, as updated by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. The forward-looking statements herein are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025	MINERVA NEUROSCIENCES, INC.

/s/ Remy Luthringer
Remy Luthringer
Chief Executive Officer